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                                                                   EXHIBIT 10(b)

                     PULTE HOMES, INC. INCOME DEFERRAL PLAN

               (As Amended and Restated Effective January 1, 2004)

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
                                TABLE OF CONTENTS
PREAMBLE                                                                        1

ARTICLE I  DEFINITIONS...............................................           2
1.1     Beneficiary..................................................           2
1.2     Bonus........................................................           2
1.3     CEO..........................................................           2
1.4     Deferral Account.............................................           2
1.5     Deferral Date................................................           2
1.6     Deferral Period..............................................           3
1.7     Deferral Year................................................           3
1.8     Designated Employee..........................................           3
1.9     Determination Date...........................................           3
1.10    Disability...................................................           3
1.11    Effective Date...............................................           3
1.12    Election Form................................................           3
1.13    Election Period..............................................           3
1.14    Employee.....................................................           3
1.15    Payment Date.................................................           3
1.16    Prior Plan...................................................           3
1.17    Retirement...................................................           3

ARTICLE II  ELIGIBILITY...............................................          4

ARTICLE III  DEFERRAL OF BONUS........................................          4

ARTICLE IV  DEFERRAL ACCOUNT..........................................          4
4.1      Creation and Maintenance of Deferral Account.................          4
4.2      Earnings.....................................................          4

ARTICLE V  PAYMENTS...................................................          5
5.1      Deferral Periods.............................................          5
5.2      Payment Period...............................................          5
         (a)   Payment Period For Regular Deferral Period.............          5
         (b)   Payment Period For Termination Deferral Period.........          5
5.3      Payment Date.................................................          5
5.4      Actual Payments..............................................          5
5.5      Prior Plan Deferrals.........................................          6

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
ARTICLE VI  MISCELLANEOUS.............................................          6
6.1      No Trust.....................................................          6
6.2      Funding Arrangements.........................................          6
6.3      Nonforfeitability............................................          7
6.4      Spendthrift Provision........................................          7
6.5      Successors, Etc..............................................          7
6.6      Severability.................................................          7
6.7      Governing Law................................................          7
6.8      No Employment Rights.........................................          7
6.9      Gender and Number Construction...............................          7
6.10     Incapacity of Recipient......................................          8
6.11     Amendment and Termination of Plan............................          8
6.12     Interpretation...............................................          8
6.13     Procedures and Forms.........................................          8

                                       ii
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                                    PREAMBLE

      Pulte Homes, Inc. (the "Company") established the Pulte Homes, Inc. Income Deferral Plan (the "Plan"), effective December 16, 1994, to provide a select group of its management and highly compensated employees an opportunity to defer a portion of their income. This document is adopted as an amendment and restatement of the Plan, effective January 1, 2004.

      The provisions of this restated Plan are effective January 1, 2004, unless otherwise provided elsewhere in this document. With respect to either of the following that occurred before the Effective Date of this amendment and restatement: (1) deferrals into the Plan, or (2) employees who terminated their employment, the terms of the Plan as in effect on the deferral date or termination date, as applicable, shall apply, unless otherwise specified in this document.

                                    ARTICLE I
                                   DEFINITIONS

      The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context requires otherwise:

      1.1 "BENEFICIARY" means the person or persons designated in writing by the Designated Employee to the Company. Such a written designation may be made at any time by the Designated Employee and may, from time to time, be amended or revoked; provided, however, no designation, amendment or revocation thereof shall be effective if delivered to the Company after the Designated Employee's death, unless the Company shall otherwise consent. In the absence of an effective designation of Beneficiary, or if the designated Beneficiary shall not survive the Employee, the Designated Employee's Beneficiary shall be deemed to be the individual (or the individuals in equal shares, per capita) in the first of the following classes of successive preference beneficiaries, of which there shall be any individual surviving the Designated Employee:

            (a)   his spouse;

            (b) his children (and the children of a deceased child, per stirpes);

            (c)   his parents; or

            (d) his brothers and sisters (and children of deceased brothers and sisters, per stirpes).

In the event of the failure of all of the above categories, the Designated Employee's estate shall be deemed to be his Beneficiary.

      1.2 "BONUS" means, with respect to any calendar year, the amount credited to the Designated Employee for services rendered by the Designated Employee during that calendar year, excluding salary, which is designated by the CEO as available for deferral for that calendar year for purposes of this Plan.

      1.3   "CEO" means the Chief Executive Officer of the Company.

      1.4 "DEFERRAL ACCOUNT" means the bookkeeping account established by the Company with respect to the Designated Employee pursuant to Article IV (Deferral Account) for the purpose of recording the amount of the Designated Employee's Bonus being deferred pursuant to this Plan (and, for purposes of Section 4.2 (Earnings) only, deferred pursuant to the Prior Plan), the amount of any earnings credited thereto pursuant to Article IV (Deferral Account), and any payments made pursuant to Article V (Payments).

      1.5 "DEFERRAL DATE" means the first business day of the year following the calendar year during which a Bonus is earned on which it is reasonably possible to credit amounts to an Designated Employee's Deferral Account.

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      1.6   "DEFERRAL PERIOD" means the interval between the Deferral Date and the first Payment Date.

      1.7 "DEFERRAL YEAR" means a calendar year during which a Bonus is earned by a Designated Employee and is deferred pursuant to Article III (Deferral of Bonus).

      1.8 "DESIGNATED EMPLOYEE" means an Employee designated by the CEO pursuant to Article II (Eligibility) as eligible under the Plan to defer his Bonus earned for a particular Deferral Year. A list of the Designated Employees for each Deferral Year shall be maintained in the Company's records and is hereby incorporated by reference.

      1.9 "DETERMINATION DATE" means each December 31st and such other date or dates as of which the Company determines the balance of the Deferral Account.

      1.10 "DISABILITY" means a physical or mental condition of the Employee which the Company finds would qualify him for a disability benefit under the Federal Social Security Act.

      1.11  "EFFECTIVE DATE" means January 1, 2004.

      1.12 "ELECTION FORM" means the form provided by the Company on which each of the Designated Employee's elections are made under this Plan.

      1.13 "ELECTION PERIOD" means the period designated by the CEO before each Deferral Year during which elections under Articles III (Deferral of Bonus) and V (Payments) must be made with respect to that Deferral Year.

      1.14 "EMPLOYEE" means a person who is employed by the Company, or any of its subsidiaries, as a "key employee," as determined by the CEO.

      1.15 "PAYMENT DATE" means, with respect to the Deferral Account, the date payments of the Deferral Account commence pursuant to Section 5.3 (Payment Date) and, for annual installments after the initial payment, the January 31st of each succeeding year until the Deferral Account has been paid in full.

      1.16 "PRIOR PLAN" means the Pulte Homes, Inc. Income Deferral Plan as in effect from December 16, 1994, through December 31, 2003.

      1.17 "RETIREMENT" means a severance from service from the Company and its controlled group of corporations when the Designated Employee's age (at his last birthday) plus his years of service with the Company and its controlled group of corporations total at least seventy (70). Years of service for this purpose shall be measured, in whole years only, starting from the Designated Employee's date of hire with any member of the Company's controlled group of corporations (including service preceding any stock acquisition), with the passage of each anniversary of such date of hire counting as a year of service.

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                                   ARTICLE II
                                   ELIGIBILITY

      Prior to the Election Period for each Deferral Year, the CEO shall identify the Designated Employees who shall be eligible to defer their Bonus for that Deferral Year.

                                   ARTICLE III
                                DEFERRAL OF BONUS

      During the Election Period, each Designated Employee may elect, on the Election Form, a percentage of his Bonus to be earned in the following calendar year which shall not currently be paid in cash, but shall instead be distributed to the Designated Employee (or in the event of his death, to his Beneficiary) in accordance with the provisions of Article V (Payments). Elections shall be in five percent (5%) increments, or such other increments as may be specified by the Company, totaling not less than Ten Thousand Dollars ($10,000) and not more than ninety percent (90%) of the Designated Employee's Bonus. The Company may, in its sole discretion, further limit, at any time prior to the Deferral Date, the amount which can be deferred by any Designated Employee for a Deferral Year.

                                   ARTICLE IV
                                DEFERRAL ACCOUNT

      4.1 Creation and Maintenance of Deferral Account. The Company shall establish a Deferral Account for each Designated Employee. The portion of each Designated Employee's Bonus deferred pursuant to Article III (Deferral of Bonus) shall be credited to his Deferral Account as of the applicable Deferral Date. The Company may establish subaccounts within each Deferral Account for each Deferral Year. The Company shall maintain records for each Deferral Account and any subaccounts until the balance of the Deferral Account has been paid in full pursuant to Article V (Payments).

      4.2 Earnings. As of each Determination Date, the balance of the Designated Employee's Deferral Account shall be credited with an amount determined by multiplying the Deferral Account balance as of the Determination Date by a percentage equal to two hundred (200) basis points over the yield, as of January 1st of that year, on U.S. Treasury Notes with a term of five (5) years. The earnings credited shall be weighted to reflect the timing of credits and payments, if any, occurring during the year then ended. On January 1st of each year, the earnings rate shall be reviewed and adjusted, if necessary, to ensure that the rate is a minimum of two hundred (200) basis points over the prevailing yield on U.S. Treasury Notes with a term of five (5) years.

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                                    ARTICLE V
                                    PAYMENTS

      5.1 Deferral Periods. For any Deferral Year after the Effective Date, the Deferral Period for the subaccount established within the Designated Employee's Deferral Account for that Deferral Year shall be the period set forth on the Designated Employee's Election Form (not to exceed twenty (20) years from the Deferral Date) (the "Regular Deferral Period"). Notwithstanding the preceding sentence, the Designated Employee's elected Deferral Period shall be overridden and end on the date of the Designated Employee's severance from service from the Company and its controlled group of corporations for any reason, including Disability or death, other than Retirement (the "Termination Deferral Period").

      5.2 Payment Period. Payments made by the Company with respect to the subaccounts established within the Designated Employee's Deferral Account for Deferral Years beginning on or after the Effective Date shall be paid over the period specified below.

            (a) Payment Period For Regular Deferral Period. At the end of the Regular Deferral Period described under Section 5.1 (Deferral Periods), payments shall be paid over the period specified by the Designated Employee in the Election Form (not to exceed ten (10) years.

            (b) Payment Period For Termination Deferral Period. At the end of the Termination Deferral Period described under Section 5.1 (Deferral Periods), payments shall be paid over the period specified by the Designated Employee in the Election Form (not to exceed three (3) years).

      5.3 Payment Date. Payments shall be made, or commence to be made, on the January 31st or July 31st that is at least six (6) months after the end of the applicable Deferral Period set forth in Section 5.1 (Deferral Periods), including payments as a result of the Designated Employee's death before payments commence, . Annual installments made in accordance with Section 5.2(a) (Payment Period For Regular Deferral Period) and Section 5.2(b) (Payment Period For Termination Deferral Period) shall be paid each January 31st over the period specified on the Election Form; provided, however, that if the Designated Employee dies before the end of his elected payment period, the remaining balance in his subaccounts established within his Deferral Account for Deferral Years beginning on or after the Effective Date will be paid on the next January 31st or July 31st after his death.

      5.4 Actual Payments. Payments made by the Company with respect to the Designated Employee's Deferral Account shall be made in cash (reduced by required tax withholdings) and, for any reason other than the Designated Employee's death or election of a lump sum, annual payments shall be in an amount equal to a percentage of his relevant subaccount balance on the relevant Payment Date, determined by dividing the subaccount balance at the applicable Payment Date by the total remaining years of the payment term.

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      Examples:   A.    Assume the Designated Employee remains actively employed
                        until the end of his elected Deferral Period and elected a five (5)year payment period.

                  B. Assume the Designated Employee dies while actively employed and before the end of his elected Deferral Period.

                  C. Assume the Designated Employee has a severance from service because of Disability and elected a two (2) year payment period.

                  D. Assume the Designated Employee elected a three (3) year payment period and dies after receiving his first scheduled payment.

Payment Date                                Percentage of Subaccount Account Balance Paid
                                                 A.         B.           C.       D
First Payment Date                               20%        100%         50%      33-1/3%
Second Payment Date                              25%                     50%      67-2/3%
Third Payment Date                           33-1/3%
Fourth Payment Date                              50%
Fifth Payment Date                              100%

      5.5 Prior Plan Deferrals. The Company shall pay to the Designated Employee the balance of the subaccounts within the Deferral Account established with respect to Prior Plan deferrals as set forth under the Prior Plan and the Designated Employee's elections for the applicable Deferral Year.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 No Trust. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or deem to create a trust of any kind, or a fiduciary relationship between the Company and the Designated Employee, his Beneficiary or any other person. To the extent that any person acquires the right to receive benefits from the Company under this Plan, such right shall be no greater than the right of any other unsecured general creditor of the Company, and such person shall have no claim on, or any beneficial interest in, any assets of the Company. The Company may establish bookkeeping reserves or any funding media, including grantor trusts, to cover its obligation to make the payments contemplated under Article V (Payments), but amounts designated in such bookkeeping reserves or contained in such funding media as are established shall remain solely those of the Company and shall be subject to the claims of the creditors of the Company until actually paid to the Designated Employee or his Beneficiary.

      6.2 Funding Arrangements. It is the Company's intention that the amounts deferred under this Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee

Retirement Income Security Act of 1974, as amended. All such amounts shall continue for all purposes to be part of the general funds of the Company and the Plan shall constitute an unsecured promise of the Company to make benefit payments in the future. The Company may, but is not required to, deposit in a trust amounts sufficient to pay benefits under the Plan. Any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan will conform to the terms of the model trust as described in Revenue Procedure 92-64. Any amounts deposited in a trust will be subject to the Company's general creditors.

      6.3 Nonforfeitability. The Designated Employee's rights to any payments under this Plan, shall at all times be nonforfeitable.

      6.4 Spendthrift Provision. Benefits, payments, proceeds, claims, rights or interest of the Designated Employee or his Beneficiary to or under this Plan shall not be subject in any manner to any claims, attachments or encumbrances due to the death, contracts, liabilities, engagements or torts of the Designated Employee or his Beneficiary, directly or indirectly, or be subject to any claim of any creditor of the Designated Employee or his Beneficiary, through legal process or otherwise; nor shall the Designated Employee or his Beneficiary be able or permitted in any manner to transfer, encumber, pledge, anticipate, alienate, sell, or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise.

      6.5 Successors, Etc This Plan shall be binding upon and benefit the Company and its successors, and the Designated Employee and his Beneficiary, their heirs and personal representatives, all in accordance and subject to the terms of this Plan.

      6.6 Severability. Each provision of this Plan shall be independent of and separable from every other provision of this Plan and should any provision of this Plan be deemed or be declared to be contrary to or unenforceable under any law, whether constitutional, statutory or otherwise, all of the remaining provisions of this Plan shall remain in full force and effect.

      6.7 Governing Law. This Plan shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan, except to the extent superseded by federal law.

      6.8 No Employment Rights. The Designated Employee's relationship with the Company is that of an employee at will and the Company may terminate his employment with the Company at any time, with or without cause. Nothing contained in this Plan shall be construed as conferring upon the Designated Employee the right to continue in the employ of the Company as an executive or in any other capacity.

      6.9 Gender and Number Construction. In all cases where they would so apply, words used in the masculine gender shall be construed to include the feminine gender, and words used in the singular shall be construed to include the plural.

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

      6.10 Incapacity of Recipient. In the event the Designated Employee or his Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person is appointed, any benefits under this Plan to which such Designated Employee or Beneficiary is entitled shall be paid to such appointed person.

      6.11 Amendment and Termination of Plan. This Plan may be amended or terminated by the Company at any time with respect to amounts not yet credited to the Designated Employee's Deferral Account; provided however, no such termination shall affect the Designated Employee's interest in amounts previously deferred. In the event the Plan is terminated, the Company may, in its sole discretion, immediately distribute the balance of the Designated Employee's Deferral Accounts regardless of the Deferral Periods elected pursuant to Section 5.1 (Deferral Periods).

      6.12 Interpretation. The Compensation Committee of the Board of Directors of the Company shall have exclusive and final authority and discretion with respect to (a) the interpretation and implementation of the terms and provisions of this Plan and (b) the adoption or amendment of such procedures or practices as it deems necessary, helpful or appropriate, in its sole and absolute discretion, for purposes of administering this Plan.

      6.13 Procedures and Forms. The Compensation Committee of the Board may establish and amend such procedures and forms as are appropriate to implement matters under this Plan.

      IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer, this_____ day of December, 2003, to be effective January 1, 2004.

                             PULTE HOMES, INC.

                             By: ____________________________________

                                            Its:_____________________

                                       8